EXHIBIT 23.1

                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Barry L Friedman, PC
Certified Public Accountant
1582 Tulita Dr
Las Vegas, Nevada 89123
Office  (702) 361-8414
FAX      (702) 896-0278

To Whom It May Concern:

The incorporation by reference therein of Barry L Friedman, Certified Public Account, reports dated February 15, 2000, with respect to the financial statements of the Company included in its Registration Statement and the quarterly reports filed with the Securities and Exchange Commission, is made after Mr. Friedman's death in February, 2001.

/s/
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March 23,2001